Exhibit 10.29

Coal Tar sales contracts
Seller: Shanxi Changyuan Coking Co., Ltd

Purchaser: Taiyuan Hongxing Carbon Co., Ltd

The Seller and Purchaser reach the following agreement through friendly negotiation.

1. Product name: Coal Tar

2. Quantity: 1100 Ton/Month

3. Price: RMB2300 / Ton (including tax). It shall inform the purchaser in a timely manner if there is a change in price.
(Due to the fluctuation of the price, the price shall be adjusted through a Price Adjustment Letter)

4. Quality Standard: the first class national standard: Water Content<=4%, Density 1.15g/cm3--1.20g/cm; Light oil:1%;carbolic oil 2%; acyl oil:4%,asphalt:65%~70%; ash<=0.14%

 The quality is subject to seller’s laboratory test report, purchaser may check it. It shall be settled through negotiation if dispute arise.

5. Settlement amount and reasonable loss: It shall be based on the weights calculated from seller, purchaser supervise the weight process. It shall be settled through negotiation if the weight difference is significant.

6. Settlement: Money transfer or bill of exchange with tax receipt of 17% value-added tax.
7. Delivery place and method: By trucks and purchase bear the cost

8. Default responsibility and solutions: The default party takes the full responsibility, and it shall be settled through negotiation if there is a contract dispute.

9. The contract is in duplicate, seller and purchaser each hold a contract, the contract come into force once it is signed and sealed by both parties.

Seller: Xiaoyi Jinhui Coal&Coking Co., Ltd	Purchaser: Taiyuan Hongxing Carbon Co. Ltd
Signature (Seal)	Signature (Seal)

Valid period: From January 1, 2008 to December 31, 2008